EXHIBIT 99.1

DEADLINE PASSES FOR SUBMITTING MCI ELECTION FORMS

Election Results Being Tabulated

ASHBURN, Va. – January 29, 2004 – MCI (WCOEQ, MCWEQ) today announced that there will be no further extensions of the deadline by which election forms could be submitted by the holders of claims in classes 5, 11 and 13 of the Company’s plan of reorganization. These forms allowed the holders to elect to receive notes and/or common stock of the reorganized Company upon its emergence from U.S. Chapter 11 protection. The deadline for submitting these forms was 4:15 pm, January 28, 2004. The Company is tabulating the election forms and will announce the results after the process is completed.

ABOUT WORLDCOM, INC.

WorldCom, Inc. (WCOEQ, MCWEQ), which, together with its subsidiaries, currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry’s most expansive global IP backbone, based on the number of company-owned POPs, and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, go to http://www.mci.com.